Exhibit 10.15

Service Business Outsourcing Contract

Party A: Duyu (Shanghai) Information Service Co., Ltd.

Contact Address: 3/F, Building 1, No. 1001 Jiaxin Highway, Malu Town, Jiading District, Shanghai

Contact Person: Zhou Jing

Email Address: zhoujing0602@shizhuang-inc.com

Party B: Hubei Youlife Outsourcing Information Technology Co., Ltd.

Contact Address: Room 418, Building B, No. 180 Changjiang South Road, Baoshan District, Shanghai

Contact Phone: 17316309992

Contact Person: Xu Shanqing

Email Address: xushanqing@Youlifew.com

Contract Number: DY-HT-20231115-51-HBYL

Signed on: November 27, 2023

Signed in: Jiading District, Shanghai

In accordance with the provisions of the Civil Code of the People’s Republic of China, Party A entrusts Party B with part of the work tasks for labor outsourcing services. Party A and Party B reach the following contract based on the principles of voluntariness, fairness, legality and integrity:

I. Cooperation Method

1. Party A will outsource the [Warehousing Services] to Party B, who shall arrange service personnel with sufficient capability to complete the services required by Party A and deliver the service results to Party A.

2. Party A is responsible for providing reasonable venues, supporting tools, and other necessities required for the service project. Party B shall notify Party A in writing of the necessary conditions for project implementation within five days from the effective date of the contract. During the implementation of the project, if Party B needs to rent auxiliary equipment from Party A, it may only do so after the handover list has been signed and confirmed by the representatives of both Party A and Party B; If any damage occurs to Party A’s equipment during the process of renting, Party B shall compensate for the full market price of the damaged equipment. Party A has the right to inspect the equipment rented by Party B from time to time; if the inspection finds that the equipment is damaged out of Party B’s reason, Party B must pay the compensation amount within [15] working days; otherwise, Party A has the right to directly deduct the compensation amount from the settlement amount determined by both parties.

3. Party A is the employer and Party B is the contractor for the matters under this contract. Party B undertakes that the personnel provided to complete Party A’s service project have established a legal and effective labor or service relationship with Party B, and that they have handled and paid social insurance premiums in accordance with the law. There is no employment relationship (including labor relationship/labor service relationship/labor dispatch, etc.) between Party B’s service personnel and Party A.

4. Party B shall timely pay remuneration to Party B’s personnel; if Party B fails to pay the remuneration to Party B’s personnel in full, resulting in the stagnation, delay, or prolongation of Party A’s project, Party B shall compensate Party A for the losses incurred.

5. Party B shall independently arrange personnel scheduling and attendance according to the work tasks assigned by Party A, and Party B shall arrange on-site management personnel for the management of on-site personnel.

6. Party B shall bear joint liability for the acts and consequences of Party B’s service personnel, during the performance of this contract.

II. Service Content

1. Party B agrees to provide labor outsourcing services for Party A in accordance with this contract.

2. The time and location of the service: subject to Party A’s written notice.

3. Service content: Warehouse operation services.

4. If the service content stipulated in this contract needs to be adjusted, both parties shall negotiate and confirm in writing the adjustments to the service content, related costs, and work progress.

III. Rights and Obligations of Party A

1. Party A has the right to supervise and guide the progress of the service project and to make suggestions for improvements.

2. Party A shall timely pay the service fee to Party B in accordance with the standards and payment methods stipulated in this contract.

3. Party A shall designate relevant responsible persons to review and confirm the services provided by Party B in accordance with the agreements and assessment requirements of both parties. Party A has the right to formulate, change, and modify service standards, processes, and assessment systems periodically based on business needs, but must notify Party B in advance; If Party B does not raise any objections within 3 days after receiving Party A’s notice, it shall be deemed as consent to execute according to the modified service standards, processes, and assessment systems.

4 Party A shall provide Party B with the necessary working environment, working conditions, labor tools, and business supplies, as well as labor safety and hygiene facilities that comply with national regulations and necessary labor protection supplies.

5 Party A is not responsible for the labor remuneration of Party B’s service personnel (including bonuses, benefits, etc.), work-related injuries, unemployment, social insurance, and any labor disputes arising therefrom. Furthermore, any accidental injuries caused to Party B’s service personnel during their work at Party A, not out of Party A’s reasons, shall be handled by Party B as work-related injuries, and shall have no relation to Party A, which shall bear no responsibility.

IV. Rights and Obligations of Party B

1. Party B guarantees that it possesses the necessary permits and legal qualifications to enter into, perform, and provide the services under this contract, and ensures that the services provided comply with legal regulations and the provisions of this contract; otherwise, it constitutes a fundamental breach by Party B, and Party A has the right to immediately terminate this contract and require Party B to bear liquidated damages equivalent to the total amount of service fees already paid by Party A. If the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make up the difference.

2. Party B shall bear compensation liability for any damage to the items within Party A’s premises caused during the performance of the services under this contract and shall compensate Party A for the losses incurred as a result.

3. Party B shall strictly adhere to Party A’s requirements, invest sufficient human and material resources to ensure that the service is completed on schedule, and regularly report the service status to Party A according to the agreed time period. Any necessary changes to Party A’s service requirements are subject to the approval of Party A.

4. Party B shall correct any issues raised by Party A within [3] days of receiving the correction or rectification suggestions and report the results of the corrections to Party A in writing.

5. Party B guarantees that all personnel providing services are at least 18 years old and in good health, with no infectious diseases or other health conditions that would make them unsuitable for providing services, and have no records of labor re-education, drug abuse, or other criminal offenses; otherwise, Party A has the right to require Party B to immediately replace the service personnel and pay a liquidated damage of RMB [1000].

(In words: RMB One Thousand Yuan Only)/ Person /Time to pay liquidated damages to Party A, and if the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make up the difference.

6. Party B shall standardize and ensure that its service personnel comply with relevant laws and regulations, and adhere to the requirements confirmed in writing by Party A in advance. If Party B causes personal or property damage to itself or any third party during the service period, it shall bear the corresponding compensation and legal responsibilities. If losses are caused to Party A and/or Party A’s personnel, Party B shall bear full responsibility to Party A.

7. Party B shall exercise management authority over the services provided; however, the exercise of such authority must not violate Party A’s commercial interests and corresponding rights, nor shall it contravene Party A’s requirements for the completion of the services under this contract. Management authority includes but is not limited to: personnel selection, division of labor and assessment, service evaluation and acceptance.

8. During the service process, Party B shall strictly comply with legal and regulatory requirements, and both Party B and its personnel shall always uphold Party A’s reputation and image while providing services to Party A, and shall not harm Party A’s interests; Party B shall not use Party A’s name to engage in any activities outside the scope of this contract without Party A’s consent.

9. Party B and its service personnel shall keep confidential all trade secrets of Party A obtained or known during the cooperation period (including but not limited to workflow, photographs, data, etc.), and shall not disclose or transfer any secrets to any third party. If a leak occurs due to the personnel of Party B, Party B shall be jointly and severally liable.

10. If Party B’s service personnel have any of the following behaviors, Party A has the right to request Party B to replace the service personnel who meet Party A’s requirements within 3 days after receiving Party A’s notice; otherwise, Party A has the right to terminate this contract early and pursue Party B’s liability for breach of contract:

(1)	Failure to meet business requirements or affecting the work of other personnel (such as rioting/fighting, etc.);

(2)	Violation of Paragraphs 6, 8, or 9 under Article IV of this contract;

(3)	Theft of Party A’s and other people’s property; violence, extortion, or major insults and threats against other people; mobbing for gambling or destroying public property, etc.;

(4)	Any other circumstances that Party A is entitled to and require replacement.

V. Service Fees

1, After friendly consultation between Party A and Party B, it is unanimously decided to settle the service fee based on the service volume and service results of Party B (all prices are tax-inclusive), with the specific amount to be settled monthly between Party A and Party B. If there are adjustments to the service fee billing method, a separate supplementary agreement will be signed.

2. Party A shall pay Party B the service fee on a basis of calendar month. Before the beginning of each month, within [5] working days, Party B shall send Party A the expense list for the previous month from Day [1st] to Day [31st] in the form of a reconciliation statement, and Party A shall verify and confirm it in writing within 5 working days after receiving the reconciliation statement. In case of any discrepancies between the actual data and the reconciliation statement, the data provided by Party A shall prevail. Party B shall provide Party A with a legally valid Special VAT Invoice (with a tax rate of 6%, subject to adjustment according to national tax rate changes during the contract performance) for the reconciled amount confirmed by both parties, with the invoice content being: Modern Services - Logistics Support Services / Modern Services - Logistics Support Services - Loading and Unloading Services. Party A shall pay the amount to the account designated by Party B within 10 working days after receiving the invoice provided by Party B and the reconciled statement confirmed by both parties with their seals. If Party B fails to provide the invoice in a timely manner or the provided invoice does not comply with the provisions of this contract, Party A shall be entitled to delay payment and bear no liability for breach of contract or compensation. If Party B provides a false invoice and Party A has already made the payment, Party A has the right to require Party B to provide a legally valid Special VAT Invoice of equivalent amount within 3 days after receiving Party A’s notice; otherwise, Party A has be entitled to unilaterally terminate this contract and shall not pay any service fee until Party B provides a legally valid Special VAT Invoice of equivalent amount, and has the right to require Party B to bear liquidated damages at 6% of the invoice amount. If the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make up the difference.

3 During the contract period, if there are any changes to Party B’s account, Party B shall notify Party A in writing at least 30 days in advance and ensure that Party A is aware; otherwise, Party A has the right to continue making payments to the designated account as stipulated in the contract, and any losses incurred by Party A due to Party B’s failure to notify in a timely manner and cause Party A to make payments to the original account shall be borne by Party B on its own, without any relation to Party A.

VI: Liability for Breach of Contract

1. If Party B or Party B’s service personnel fail to perform the service items as required by this contract and do not rectify within a reasonable period specified by Party A, or if rectification is impossible, or if it constitutes a major breach of contract, Party A has the right to immediately terminate this contract and stop making payments to Party B, while also requiring Party B to pay liquidated damages of RMB [Five Hundred Thousand] Only. If the aforementioned liquidated damages are insufficient to compensate for the losses suffered by Party A, Party A has the right to require Party B to bear the compensation responsibility for the insufficient portion (including but not limited to legal fees, travel expenses, litigation fees, arbitration fees, fines, liquidated damages, settlement fees, etc., hereinafter referred to as the same).

2. Party B and Party B’s service personnel shall comply with the provisions of national laws, regulations, and rules during the performance of this contract, and shall not engage in any conduct that harms the legitimate rights and interests of Party A and any third parties. All legal responsibilities arising therefrom for infringing upon the rights and interests of Party A or third parties shall be borne by Party B. Party A has the right to immediately terminate this contract and cease payment to Party B, and Party B shall indemnify Party A from suffering and shall compensate Party A for any related claims, demands, liabilities, lawsuits, legal proceedings, losses, costs, and reasonable legal fees arising from Party B’s aforementioned actions.

3. Both Party A and Party B shall be obliged to keep confidential the content of this contract and the information obtained from each other during the performance of this contract. Unless otherwise agreed by both parties, confidential information includes but is not limited to the contract quotation, contract text, and any correspondence marked as confidential by either party. Unless otherwise agreed by both parties, the confidentiality obligation refers to the requirement that one party shall not use the confidential information for any purpose unrelated to the performance of this contract without the written consent of the other party; nor shall it disclose such information to any third party in any form. Both parties have the obligation to make every effort to prevent any third party from stealing confidential information. If either party causes losses to the other party due to a violation of the above confidentiality obligations, the defaulting party shall be responsible for stopping the infringement, eliminating the impact, and compensating for the losses.

4, Party B shall not provide outsourcing services that are the same as or similar to those under this contract to Party A’s competing companies (including but not limited to: Cheke, nice, get, goat, Dou Niu, You Huo, stockx, Zhijie, Taobao Kudongcheng, NetEase, Siku, the parks, Pinduoduo, Xiao Hong Shu, etc.). Otherwise, Party A has the right to immediately terminate the cooperation and require Party B to bear liquidated damages of RMB One Million; if the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make full compensation.

5, Without the prior written consent of Party A, Party B shall not use or imitate Party A’s trade name, trademark, design, service mark, symbol, code, model, or abbreviation in advertisements or public places, nor claim ownership of Party A’s trade name, trademark, design, service mark, symbol, code, model, or abbreviation; otherwise, Party A has the right to immediately terminate this contract and require Party B to bear liquidated damages of RMB One Million; if the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make full compensation.

6. During the term of the contract, without prior written consent from Party A, Party B shall not terminate the contract or cease to provide services to Party A without cause; otherwise, Party A has the right to demand that Party B bear liquidated damages of one million Renminbi; if the liquidated damages are insufficient to compensate Party A’s losses, Party B shall make full compensation.

VII. Changes and Termination of the Contract

1. Party A has the right to terminate this contract, but must notify Party B in writing one month in advance.

2. Party A has the right to terminate this contract immediately and unilaterally without assuming any responsibility or costs under the following conditions, but must notify Party B in writing:

(a) Party B shall not transfer all or part of this contract to a third party without the written permission of Party A.

(b) If Party B’s services do not meet Party A’s reasonable requirements, and Party B is unable to deliver the service results requested by Party A, and after being notified by Party A, still fails to meet Party A’s requirements within a reasonable period.

(c) Party B divulges Party A’s relevant trade secrets and as other behaviors that harm Party A’s rights and interests.

VIII. Notices and Delivery

1 Any notices and communications between the parties shall be in writing, in Chinese, and delivered to Party A and Party B’s addresses and contacts via email, personal delivery (including express delivery), or registered mail (specifically see the beginning of this contract).

2 In the event that either party’s contact person is unable to fulfill the obligations of this contract, both parties or the other party shall communicate promptly and replace the contact person.

IX. Dispute Resolution

Any disputes arising from this contract shall be resolved through negotiation between Party A and Party B. If the dispute cannot be resolved through negotiation, both Party A and Party B have the right to request a ruling from the People’s Court with jurisdiction in Hongkou District, Shanghai. Unless otherwise stipulated in this contract, the party that constitutes a breach of contract (the Breaching Party’) agrees to compensate the party that does not breach (the ‘Non-Breaching Party’) for any direct damages, losses, and expenses (including but not limited to legal fees and costs as well as the costs of investigating claims) that may arise or be incurred due to the Defaulting Party’s violation of any terms of this contract.

X. Others

1. The accounts of Party A and Party B are as follows:

(1) Party A’s invoicing information

Entity: Duyu (Shanghai) Information Service Co., Ltd.

Taxpayer Identification Number: 91310000MA1GW5YM84

Address: 3/F, Building 1, No. 1001 Jiaxin Highway, Malu Town, Jiading District, Shanghai

Phone: 021-63066360

Bank: Shanghai Pudong Development Bank Hongkou Branch

Account Number: 98230078801000001133

(2) Party B’s designated collection account

Account Name: Hubei Youlife Outsourcing Service Information Technology Co., Ltd.

Bank: China Guangfa Bank Co., Ltd. Shanghai Zhabei Branch

Account Number: 9550880224386200169

Contact person for remittance business: Xu Shanqing 17316309992

2. The validity period of this contract: from December 1, 2023, to November 30, 2024.

3. The attachments to this contract and the operational processes and standards recognized by both parties are supplementary to this contract and constitute an inseparable part of this contract with equal legal effect.

4. During the performance of this contract, both parties shall earnestly comply with its execution and shall not unilaterally change or modify it. If both parties agree to modify this contract, it shall be in the form of a supplementary agreement as an attachment to this contract.

5. This contract is made in duplicate, with each party holding one copy, both having same legal effect; this contract shall take effect from the date of sealing by both parties. If the actual performance time of this contract is inconsistent with the signing time, the actual performance time shall prevail.

[No text below]

November 27, 2023

Party A (Seal): Duyu (Shanghai) Information Service Co., Ltd.

Party B (Seal): Hubei Youlife Outsourcing Service Information Technology Co., Ltd.

November 27, 2023

Signed on: [MM/DD/YYY]

Supplementary Agreement on Unit Price for Shanghai Region

Agreement No.:

【DY-HT-20231115-51-HBYL】

Party A: Duyu (Shanghai) Information Service Co., Ltd.

Party B: [Hubei Youlife Outsourcing Service Information Technology Co., Ltd.]

Whereas Party A and Party B have signed the Outsourcing Service Contract, with the contract number as [ DY-HT-20231115-51- HBY L] (hereinafter referred to as the “Original Contract”), the two parties have reached the following supplementary agreement through friendly consultation:

1. At the request of Party B, Party A agrees to adjust the settlement method of service fees based on the Original Contract, as detailed in the appendix.

2. This Supplementary Agreement shall only apply to the settlement of fees for services provided by Party B to Party A in the 【Shanghai】 region.

3. Working hours shall be calculated based on actual working hours, excluding meal and rest breaks.

4. After coming into effect, this Agreement shall constitute an integral part of the Original Contract, having the same legal effect as the Original Contract.

5. In case of any conflict between this Agreement and the Original Contract, this Agreement shall prevail. For matters not stipulated herein, the provisions of the Original Contract shall apply.

6. This Agreement is made in duplicates, with Party A and Party B each holding one original copy with equal legal effect. This Agreement shall enter into force as of December 1, 2023.

(No text below)

November 27, 2023

Party A (Seal): Duyu (Shanghai) Information Service Co., Ltd.

Party B (seal): Hubei Youlife Outsourcing Service Information Technology Co., Ltd.

November 25, 2023

Date of Signing: November 27, 2023

Attachment:

Service Content	Service Fee Standard	Service Location	Remarks
Fixed Service Fee for Social Workers	RMB27 /hour	Shanghai (Morning Shift)	Tax included, the tax rate is 6%, adjusted according to national tax rate adjustments during the contract execution period

Fixed Service Fee for Social Workers	RMB27 /hour	Shanghai (Middle Shift)	Tax included, the tax rate is 6%, adjusted according to national tax rate adjustments during the contract execution period

Fixed Service Fee for Social Workers	RMB27 /hour	Shanghai (Night Shift)	Tax included, the tax rate is 6%, adjusted according to national tax rate adjustments during the contract execution period

Fixed Service Fee for Junior Workers	RMB30/hour	Shanghai	Tax included, the tax rate is 6%, adjusted according to national tax rate adjustments during the contract execution period

[The remainder of this page is intentionally left blank]

Supplementary Agreement on Job Grading in Shanghai 1.0

Agreement No.:

DY-HT-20231115-51-HBYL

Party A: Duyu (Shanghai) Information Service Co., Ltd.

Party B: Hubei Youlife Outsourcing Service Information Technology Co., Ltd.

In addition to the Outsourcing Service Contract signed between Party A and Party B (Contract No.: DY-HT-20231115-51-HBYL, hereinafter referred to as the “Main Contract”), Party A and Party B have signed the Supplementary Agreement on Job Grading (Contract No .: DY-HT-20231115-51-HBYL, hereinafter referred to as the “Original Supplementary Agreement”. The Main Contract and the Original Supplementary Agreement are collectively referred to as the ‘Original Contracts’). In accordance with the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, both parties have reached the following supplementary agreement through friendly consultation:

1. Upon the application of Party B, Party A agrees to grade part of new jobs in Shanghai. The social workers involved in job grading shall follow the prices set forth in this agreement, with job titles and effective dates detailed in the attachment. However, Party B shall ensure that the service workers shall not be aged below 18 and shall meet the service requirements of Party A. Party A may adjust or terminate this supplementary agreement with one day’s written notice in advance.

2. For this type of workers, the service fee standard is RMB26/hour/person for day shifts and RMB26/hour/person for night shifts (including tax, special VAT invoices are required, with a tax rate of 6%,which shall be adjusted according to the changes in national tax rates during the contract period).

3. Any additions or changes to the above jobs shall be subject to the notice from Party A.

4. This agreement shall, upon its effectiveness, become an inseparable part of the original contract and shall have the same legal effect as the original contract.

5. In the event of any conflict between this agreement and the original contract, this agreement shall prevail. Matters not stipulated in this agreement shall still be subject to the provisions of the original contract.

6. This agreement is made in duplicate, with each party holding one copy. Both original copies shall have the same legal effect and shall take effect from the date of stamping by both parties.

(No text below)

November 27, 2023

Party A (Seal): Duyu (Shanghai) Information Service Co., Ltd.

Party B (Seal): Hubei Youlife Outsourcing Service Information Technology Co., Ltd.

November 25, 2023

Date of Signing: November 27, 2023

Attachment: Job Grades 1.0

Shanghai
No.	Job Title	Applicable Settlement Service Type	Job Start Date	Applicable Area	Applicable Personnel
1	Recycler	Social Worker	March 1, 2023	Shanghai (excluding OSM Warehouse, Laundry Center, Business Research)	New outsourced service workers and those transferred to third-grade jobs after the start date (including the first day)
2	Plastic packer		March 1, 2023
3	Deposit receiver		March 1, 2023
4	Receiver		T1: December 1, 2021 D6/D11/DK: March 28, 2022 D5(D8): June 1, 2022 D1/R1/D99/R2/R3/Small Warehouse/ Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
5	After-Sales receiver		R1: March 28, 2022 D1/D6/D11/DK/D5(D8)/D99/T1/R2/R3/ Small Warehouse/ Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: 2023 March 1, Year
6	Flow Operator		T1: December 1, 2021 D6/D11/DK/R1: March 28, 2022 D1: June 1, 2022 D5(D8)/D99/R2/R3/Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
7	Unpacker		DK: March 28, 2022 D1/D5(D8): June 1, 2022 D6/D11/R1/D99/T1/R2/R3/Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
8			T1: December 1, 2021 D1/D6/D11/DK/R1/D5(D8)/D99/R2/R3/ Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023

Handler

9	Box binder		D11 Warehouse: March 28, 2022 D1 Warehouse: June 1, 2022 D6/DK/R1/D5(D8)/D99/T1/R2/R3/Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
10	Secondary Sorter		D6/DK: March 28, 2022 D11/D5(D8): June 1, 2022 D1/R1/D99/T1/R2/R3/Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
11	Short-range porter		March 1, 2023

12	Outbound Handover Staff	D99: December 1, 2021 T1: March 1, 2022 D1/D5(D8)/D6/D11/DK: June 1, 2022 Day R1/R2/R3/Small Warehouse/Shanghai Jiading Hub Center/95-F5/95-DK/95-D9/95-D1/95-D5/95-D3: March 1, 2023
13	Packer	D99: December 1, 2021 D1/D6/D11/DK/R1/D5(D8)/T1/R2/R3/ Small Warehouse/Shanghai Jiading Hub Center/95-F5/95- DK/95-D9/95-D1/95-D5/95-D3：2023 March 1, Year
14	Return packer	March 1, 2023
The job grading agreement is applicable for the above-mentioned jobs in newly added warehouses or those with names changed in Shanghai.

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